Exhibit 32(a)

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350

I, Naveen Anand, Chief Executive Officer of Hallmark Financial Services, Inc. (the "Company"), hereby certify that the accompanying report on Form 10-Q for the quarter ended June 30, 2020, and filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended. I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 10, 2020	/s/ Naveen Anand
Naveen Anand,
Chief Executive Officer
(principal executive officer)